Exhibit 10.4

COMMONWEALTH OF THE BAHAMAS

New Providence

THIS SUPPLEMENTAL DEBENTURE is made the        day of           A. D. 2007

BETWEEN:

(1)      ROYAL ISLAND BAHAMAS LTD., a company incorporated under the laws of the Commonwealth of The Bahamas whose registered office is at Suite 400, The British Colonial Hilton, Centre of Commerce, No.1 Bay Street, P.O. Box N-9740, Nassau, Bahamas (“the Company”)

AND

(2)      iSTAR FINANCIAL INC., a Maryland corporation, as agent on behalf of the Lenders (as defined in the Credit Agreement), having an office at 1114 Avenue of the Americas, New York, New York 10036 (“the Agent” which expression where the context so admits shall include its successors and assigns)

WHEREAS:

(A)          1. This deed is supplemental to a Promissory Note (hereinafter referred to as the “Note”) dated the 20th day of December A.D., 2007 and made between the Company, as Borrower of the one part and the Agent of the other part and now about to be lodged for record at the Registry of Records in the City of Nassau in the Island of New Providence one of the Islands of the Commonwealth of The Bahamas whereunder the Agent agreed to advance to the Company the sum of Sixty Million Dollars in the currency of the United States of America (US$60,000,000.00) (hereinafter referred to as “the said currency”) and interest thereon as therein provided subject to and upon the terms and conditions therein contained.

(B)           Upon treaty of the said advance it was agreed that in addition to the Note the Company should enter into this Supplemental Debenture and charge the property described in Clause 2 hereof with the payment of principal and interest thereon and all other manner due to the Agent under the Note as collateral security to the Note in the manner hereinafter appearing and also upon the condition that the Company shall enter into the covenants hereinafter contained;

NOW THIS DEBENTURE WITNESSES as follows:

1.             Interpretation and definitions

Capitalized terms used herein but not otherwise defined shall have the meanings set forth for such terms in a Credit Agreement dated the 20th day of December A.D. 2007 and made between (i) the Company, Royal Island Golf Club Bahamas Ltd., and RIBL US Borrower LLC, as Borrowers of the one part, (ii) the banks and financial institutions and other entities listed therein, as Lenders and (iii) iStar Financial Inc., as Agent of the other part (hereinafter “the “Credit Agreement”).

In this Debenture:

1.1           “the Charged Assets” means the goodwill, undertaking, property, assets, revenues, rights and other assets charged under clause 2.1;

1.2           “the Charged Property” means the property referred to in clauses 2.1.1 and 2.1.2;

1.3           “control” means owning (whether as registered holders of shares or as beneficiary under any trust for the same) or being entitled to acquire or so own a majority of the share capital or voting power of the Company or through being entitled to the greater part of the assets of the Company on a winding up;

1.4           “the Default Rate” means default rate of interest charged pursuant to Section 2.5B of the Credit Agreement;

1.5           “an Event of Default” means an Event of Default as defined in the Credit Agreement;

1.6           “financial year” means the Fiscal Year of the Company as defined in the Credit Agreement ;

1.7           “the Incumbrances” means all covenants restrictions stipulations exceptions reservations and rent charges to which the Charged Property is subject and any Permitted Encumbrances as defined in the Credit Agreement;

1.8           “the Receiver” has the meaning given to it in clause 11.1 and includes any substituted receiver(s) and manager(s);

1.9           “the Securities” means the property referred to in clause 2.1.4;

1.10         “subsidiary” has the meaning given to it in the Companies Act 1992 section 2

1.11         the expressions “the Company” and “the Agent”, where the context admits, include their respective successors and assigns, whether immediate or derivative;

1.12         reference to any statute or statutory provision includes a reference to:

1.12.1          that statute or statutory provision as from time to time amended extended or re-enacted or consolidated, and

1.12.2          all statutory instruments or orders made pursuant to it;

1.13         words denoting the singular number only include the plural and vice versa;

1.14         words denoting any gender include all the genders, and words denoting persons include firms and corporations and vice versa;

1.15         unless the context otherwise requires, reference to a clause or schedule is to a clause or schedule of this Debenture; and

1.16         the clause headings do not form part of this Debenture, are for convenience only, and shall not be taken into account in its construction or interpretation.

2.             Fixed and floating charges

2.1           As a continuing security for the payment of all money and the discharge of all obligations and liabilities covenanted to be paid or met or otherwise secured under this Debenture, the Company, as beneficial owner, hereby:

2.1.1            grants and conveys to the Agent the Company’s right, title and interest in ALL THAT the freehold property more particularly described in the First Schedule TO HOLD the same unto and to the use of the Agent in accordance with this Debenture, the Credit Agreement and other Loan Documents in fee simple subject only to the Incumbrances;

2.1.2            assigns to the Agent the Company’s right, title and interest in ALL THAT the leasehold property of the Company more particularly described in the Second Schedule TO HOLD the same unto the Agent in accordance with this Debenture, the Credit Agreement and other Loan Documents for all the unexpired residue of the term of any lease or tenancy in respect of the same and any renewal thereof subject only to the terms and conditions of any lease or tenancy agreement of the same;

2.1.3            charges to the Agent all other freehold and leasehold property of the Company both present and future and all buildings, improvements (including all infrastructure improvements and public improvements) and fixtures (including trade fixtures), plant, machinery, vehicles, computers and office and other equipment of the Company both present and future (excluding stock in trade of the Company) from time to time on that property or the Charged Property or used in connection with that property or the Charged Property , with the benefit of all existing and future leases, under leases, tenancies and agreements relating to such property or the Charged Property (including all rents and profits from all such property including the Charged Property );

2.1.4            charges all stocks, shares, bonds and securities of any kind whether marketable or otherwise, and all other interests including (but not limited to) loan capital of the Company both present and future in any company, firm, consortium or entity including all allotments, accretions, offices, rights, benefits and advantages at any time accruing, offered or arising in respect of or incidental to such stocks, shares, bonds and securities and all stocks, shares, rights, money or property accruing to them or offered at any time by way of conversion, redemption, bonus, preference, option or otherwise in respect of them;

2.1.5            charges all book and other debts, revenues and claims both present and future (including things in action which may give rise to a debt, revenue or claim) due or owing or which may become due or owing to, or be purchased or otherwise acquired by, the Company, and the full benefit of all rights and remedies relating to such book and other debts, revenues and claims including (but not limited to) any negotiable or non-negotiable instruments, guarantees, indemnities, debentures, legal and equitable charges and other security, reservation of proprietary rights of tracing, liens and all other rights and remedies of any nature in respect of such property;

2.1.6            charges the uncalled capital, goodwill and all patents, patent applications, trade marks, trade names, registered designs and copyrights, and all licences and ancillary and connected rights relating to the intangible property both present and future of the Company;

2.1.7            charges all of the Company’s right, title and interest in water and water rights, timber crops, and mineral interests pertaining to the Charged Property;

2.1.8            charges to the extent assignable, all entitlements, permits, approvals, franchises, certificates and all other rights, privileges and entitlements obtained now or in the future in connection with the Charged Property and the property described in clause 2.1.3;

2.1.9            charges any contracts relating to the Charged Property and property described in clause 2.1.3 (including all construction related agreements, license agreements, service agreements, maintenance agreements, management agreements and other agreements relating to the development of the Charged Property);

2.1.10         charges all deposits, Lender accounts, financial assets, funds, instruments, investment property, notes or chattel paper arising from or by virtue of any transactions related to the Charged Property and property described in clause 2.1.3;

2.1.11         charges all proceeds arising from or by virtue of the sale, lease or other disposition of the Charged Property and property described in clause 2.1.3;

2.1.12         charges all proceeds (including premium refunds) of each policy of insurance relating to the Charged Property and property described in clause 2.1.3;

2.1.13         charges all proceeds from the taking or condemnation of any of the Charged Property or property described in clause 2.1.3 or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof, including change of grade of streets, curb cuts or other rights of access, for any public or quasi-public use under any law;

2.1.14         charges all of the Company’s right, title and interest in all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Charged Property;

2.1.15         charges all of the Company’s right title and interest in all right, hereditaments and appurtenances pertaining to the foregoing;

2.1.16         charges other interests of every kind and character that the Company now has or at any time hereafter acquires in and to the Charged Property and property described in clause 2.1.3 and in and to all other real property, personal property and other property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of the Company with respect to such property; and

2.1.17         charges the undertaking and all other assets of the Company both present and future, including (but not limited to) the stock in trade of the Company, which are or may be from time to time while this Debenture is in force comprised in the property and undertaking of the Company, and the property described in clauses 2.1.3 to 2.1.6 if and in so far as the charges on that property, or on any part or parts of that property, contained in this Debenture are for any reason ineffective as fixed charges.

2.2           The charges created by clause 2.1 shall as regards the property described in clauses 2.1.1 and 2.1.2 be first legal mortgages and the charges created by clauses 2.1.3 to 2.1.15 be fixed charges and as to the property described in clauses 2.1.16 and 2.1.17 shall be a first floating charge (subject to clause 3.2), and in all such instances shall be subject to any Permitted Encumbrances.

3.             Restrictions on the Company

3.1           The Company covenants that it will not (without the prior consent in writing of the Agent), except to the extent permitted under the Credit Agreement:

3.1.1           sell, assign, discount, part with, pledge, charge or otherwise dispose of all or any part of the property described in clause 2.1.5 or deal with it save in accordance with clause 8.15; or

3.1.2           (except for charges in favour of the Agent created under this Debenture) create, attempt to create, assume, suffer to exist or permit to subsist any mortgage, debenture, charge or pledge or permit any lien or other Incumbrance (save a lien arising by operation of law in the ordinary course of trading) to arise on or affect all or any of the Charged Assets; or

3.1.3            part with possession or transfer, sell, lease or otherwise dispose of all or any of the Charged Assets or attempt or agree so to do (save in the case of stock in trade charged by way of floating charge only which may be sold at market value in the usual course of trading conducted at the date of this Debenture and for the purpose of carrying on its business to the extent permitted by the Credit Agreement).

3.1.4            create or issue any loan capital paid up or credited as paid up in whole or part from a capitalisation of profits or reserves, issue any further shares, except to the present shareholders, or register any transfer of shares, except to a spouse, child or personal representative of an existing shareholder or beneficiary under his or her will or intestacy; or

3.1.5            vary, surrender, cancel, assign, charge or otherwise dispose of or permit to be forfeited its leasehold interest in any part of the Charged Property or any credit sale, hire purchase, leasing, rental, licence or like agreement for any material equipment used in its business or agree any rent review but shall generally fulfil its obligations under every such lease and agreement and when required produce to the Agent proof of all payments from time to time due from the Company under such lease or agreement.

3.2           Notwithstanding anything in this Debenture, if, contrary to clause 3.1.2 the Company charges, pledges or otherwise incumbers any of the Charged Assets described in clause 2.1.17 without the prior consent in writing of the Agent, or attempts to do so, or if any creditor or other person attempts to bring any distress, execution, sequestration or other process against any of the Charged Assets described in clause 2.1.17, the floating charge created under this Debenture over those assets shall automatically, without notice, operate as a fixed charge instantly on such event occurring.

3.3           Except in every such case as may be permitted under the Credit Agreement, during the continuance of this security the statutory and any other powers of leasing, letting, entering into agreements for leases or lettings, and accepting or agreeing to accept surrenders of leases or tenancies shall not in relation to all or any part of the Charged Assets be exercisable by the Company, nor shall the Company part with possession of all or any part of the Charged Assets, confer any licence, right or interest to occupy, grant any licence or permission to assign, underlet or part with possession of all or any part of the Charged Assets, or agree suffer or permit any variation or addition to the terms of any lease, tenancy or licence or otherwise without in every such case obtaining the prior consent in writing of the Agent under the hand of an Officer of the Agent.

4.             Recording at the Registry of Records

The Company will lodge for record in the Registry of Records all deeds and documents relating to the Charged Assets from time to time and will direct the Registrar General to return the same upon proper recording to the Agent.

5.             Ranking

This Debenture shall constitute a first priority incumbrance on the property described herein, subject to any Permitted Encumbrances.

6.             Lender accounts

The Company agrees that the Agent may, at any time without notice, after an Event of Default, notwithstanding any settlement of account or other matter, combine or consolidate all or any of its then existing accounts at any branch of the Agent, including accounts in the name of the Agent or of the Company jointly with others, and set-off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of any money due or obligations or liabilities of the Company to the Agent, whether such liabilities are existence at the date of this Debenture or at the relevant time, actual, contingent, primary, collateral, several or joint.

7.             Events of Default

The Agent shall cease to be under any further commitment to the Company, all money and liabilities secured under this Debenture shall immediately become due and payable on demand, and the security shall become enforceable if, pursuant to the terms of the Credit Agreement an Event of Default shall have occurred.

8.             Covenants by the Company

The Company covenants with the Agent, to the extent required by and except as provided in the Credit Agreement, that during the continuance of this security the Company and each of its subsidiaries (if any) will at all times and, where applicable immediately, observe the obligations and restrictions set out below.

8.1           Events of default

To the extent required by the Credit Agreement, the Company will notify the Agent by fax or telex, confirmed in writing, of the occurrence of any event which will or may in due course constitute an Event of Default.

8.2           Conduct of business

The Company will conduct and carry on its business in a proper, efficient and business-like manner, in accordance with the Credit Agreement.

8.3           Accounts

The Company will furnish to the Agent financial statements and reports as the Agent may reasonably require.

8.4           Book debts

The Company will pay all money which it receives in respect of book or other debts as required under the Credit Agreement, and without prejudice to the provisions of this Debenture, the Company will not without the prior consent of the Agent (unless otherwise permitted under the Credit Agreement) sell, factor, discount, charge, or assign any assets described in clause 2.1.5, or purport to do so, and will if called upon by the Agent from time to time execute legal assignments of any book or other debts to the Agent.

8.5           Covenants

The Company will observe and perform all covenants and stipulations from time to time affecting its freehold and leasehold or the mode of use or enjoyment of such property, and will not enter into any obligations affecting any such property except in accordance with the Credit Agreement or erect, or commence to erect, or cause or procure to be erected or commenced, or remove or demolish, any building as defined in, or otherwise in contravention of, the Town Planning Act 1961, or do or suffer or omit to be done any act, matter or thing which would infringe any provision of any statute, order or regulation of a Governmental Authority from time to time in force affecting any such property.

8.6           Intellectual and other property

The Company will observe and perform all covenants and stipulations from time to time affecting its patents, patent applications, trade marks, trade names, registered designs and copyrights and all other industrial or intangible property, or any licence, distributorship or franchise agreement or ancillary or connected rights from time to time relating to industrial or intangible property, and preserve, maintain and renew when necessary or desirable all such licences, distributorship or franchise agreements and rights, in any case in accordance with the Credit Agreement.

8.7           Proceedings

The Company will use its best endeavours to enforce and at its own cost institute, continue or defend all proceedings relating to any of the Charged Assets.

8.8           Repairs

The Company will keep all buildings and erections and all plant, machinery, fixtures, fittings, vehicles, computers and office and other equipment, and every part of such property, in good and substantial repair and in good working order and condition and not pull down or remove, or sell or otherwise dispose of any of such property except as permitted in the Credit Agreement or otherwise without the prior consent in writing of the Agent except in the ordinary course of use, repair, maintenance or improvement. If the Company is at any time in default in complying with this covenant, the Agent may, but is not bound to, repair and maintain such property, with power for the Agent, its agents, and their respective employees to enter any of the Company’s property for that purpose or to inspect the property. Any sum so expended by the Agent shall be repayable by the Company to the Agent in accordance with the Credit Agreement.

8.9           Insurance

The Company shall at its own expense insure and keep insured any of the Charged Assets in accordance with the Credit Agreement.

8.10         Outgoings

The Company will punctually pay, and indemnify the Agent and any receiver appointed by it against, all existing and future rent, rentcharges, fees, rates, taxes, duties, charges, assessments, impositions and outgoings (whether imposed by agreement statute or otherwise and whether in the nature of capital or revenue and even if wholly novel) now or at any time during the continuance of this security payable in respect of all or any part of the Charged Assets or by the owner or occupier of those assets if and to the extent required under the Credit Agreement. If any such sums are paid by the Agent or by any receiver the sums must be repaid by the Company in accordance with the Credit Agreement.

8.11         Subsidiaries

Except as provided in the Credit Agreement, the Company will not (without the prior consent in writing of the Agent) form or acquire any subsidiary or transfer, sell, lease or otherwise dispose of any Charged Assets to any subsidiary save on terms previously approved in writing by the Agent.

8.12         Notices

To the extent required under the Credit Agreement, the Company will, upon receipt of it, produce to the Agent a copy and full details of any notice, order or proposal given, issued or made by any Government or local or other authority relating to any of the Charged Assets, and without delay take all necessary steps to comply with the notice or order (or if the Agent so agrees or stipulates, appeal against it), or serve any appropriate counter-notice so as to protect the Charged Assets, and also, at the request of the Agent (but at the expense of the Company), make or join with the Agent in making any objections or representations in relation to the notice or order that the Agent considers or agrees are expedient. Any compensation received by the Company as a result of such notice or order shall be applied in the reduction of the money due to the Agent from the Company unless the Agent otherwise agrees.

8.13         Debts

The Company will get in and realise all book and other debts and claims charged under this Debenture in the ordinary course of its business, and pay all money which it may receive in respect of those book and other debts and claims into its account with the Agent or to such account as the Agent from time to time directs immediately on receipt, and pending such payment will hold such money on trust for the Agent. Except as provided in the Credit Agreement, the Company will not (without the prior consent in writing of the Agent) charge or otherwise dispose of or release, exchange, compound, set off or grant time or indulgence in respect of, or otherwise deal with all or any of those book and other debts and claims, or purport so to do.

8.14         Encroachments and Title

Except as provided in the Credit Agreement, the Company will prevent any encroachments, easements or other rights, possessory or otherwise, from arising or being made or acquired over the Charged Property.  The Company warrants that it holds and will maintain good and marketable title to the Charged Property and property described in provisions 2.1.3, subject to the Permitted Encumbrances.

8.15         Redemption of shares

The Company will not (without the prior consent in writing of the Agent) redeem or purchase its own shares.

8.16         Deposit of documents

To the extent required under the Credit Agreement or the other Loan Documents, the Company will deposit with the Agent or a nominee of the Agent, and permit the Agent or its nominee during the continuance of this security to hold and retain:

8.16.1          all deeds and documents of title relating to all freehold and leasehold property from time to time belonging to the Company (and the insurance policies relating to such property);

8.16.2          all stock and share certificates and documents of title relating to the Securities, and such deeds of transfer in blank and other documents as the Agent may from time to time require for perfecting its title to the Securities (executed by or signed on behalf of the registered holder) or for vesting or enabling it to vest the Securities in itself or its nominees or in any purchaser;

8.16.3          all assurance policies from time to time effected by the Company on the lives of key employees; and

8.17.4          all such documents relating to the Charged Assets as the Agent may from time to time require.

8.17         Dividends

Except to the extent permitted under the Credit Agreement, the Company will not, without the written consent of the Agent withdraw from its business any amounts or declare any dividends on its share capital or pay or agree to pay to its directors or officers fees or other emoluments or remuneration.

8.18         Capital Works

Except as contemplated by the Development Budget (as defined in the Credit Agreement) or as permitted by the Credit Agreement, the

Company will not, without the written consent of the Agent (and then only to the extent that such consent permits and in accordance with any condition attached to such consent), incur or enter into any works of a capital nature in respect of the Charged Property of a significant amount in each calendar year, or make or incur any expenditure or liabilities of an exceptional or unusual nature.

8.19         Loans

Except to the extent permitted by the Credit Agreement, the Company will not, without the written consent of the Agent make, waive or forgive the repayment of any loans by the Company, or give or extend any credit, or make or cause to be made any repayment of, or otherwise reduce, any loans (whether in existence at the date hereof or during the continuance of the present security) to or on behalf of the Company or its business from shareholders or others, or other reduction, discharge or satisfaction of the Company’s indebtedness to such persons, or other withdrawals of capital, or give any guarantee or provide any credit.

8.20         Licences

The Company will use its best endeavours to obtain all licences and renewals of licences necessary or desirable in relation to the carrying on of the business of the Company and (if and when required by the Agent) to obtain a transfer of such licences or any of them to the Agent or its nominee.

8.21         Value

The Company will not do or cause or permit to be done anything which may in any way prejudice the value to the Agent of the Charged Assets.

9.             Further security

The Company will at any time, if and when required by the Agent, execute any further legal or other mortgages, fixed or floating charges or assignments in favour of the Agent over all or any of the Charged Assets, both present and future, that the Agent from time to time requires to secure all money, obligations and liabilities secured under this Debenture. Such further mortgages charges or assignments are to be prepared by or on behalf of the Agent at the cost of the Company and must contain an immediate power of sale without notice, a clause excluding the Conveyancing and Law of Property Act 1909 section 19 and the restrictions contained in section 22 of that Act, and such other clauses for the benefit of the Agent as the Agent may reasonably require.

10.          Powers of the Agent

10.1         At any time after the Agent has demanded payment of any money or the discharge of any obligation or liability secured by this Debenture (to the extent Agent is permitted to do so under the Credit Agreement) the Agent may exercise, without further notice, without the restrictions contained in the Conveyancing and Law of Property Act 1909 section 22, and whether or not it has appointed a receiver, all the powers conferred on mortgagees by that Act as varied or extended by this Debenture and all the powers and discretions conferred by this Debenture either expressly or by reference to a receiver appointed under this Debenture.

10.2         The Conveyancing and Law of Property Act 1909 section 19 shall not apply to this security or to any security given to the Agent under this Debenture.

10.3         The statutory powers of leasing conferred on the Agent shall be extended so as to authorise the Agent to lease and make agreements for leases, at a premium or otherwise, and accept surrenders of leases and grant options as the Agent considers expedient and without the need to observe any of the provisions of the Conveyancing and Law of Property Act 1909 section 20, but in any event only to the extent that Agent is permitted to exercise remedies under the Credit Agreement.

11.           Receiver

11.1         Appointment

At any time after the Agent’s demand for payment of any money under the Credit Agreement (to the extent Agent is permitted to do so under the Credit Agreement), the Agent may, in writing under the hand of any officer of the Agent, appoint any person or persons (“the Receiver”) to be an administrative receiver or manager and receiver or manager, or any combination of those things, of all or any part of the Charged Assets. The Agent may authorise any joint receiver or manager to exercise any power independently of any other joint receiver or manager, may from time to time fix the remuneration of the Receiver, and may remove the Receiver and appoint another in his place.

11.2         Agency

After and during the continuation of an Event of Default, the Receiver and any Manager shall be the agent of the Company, and the Company shall be solely responsible for his acts or defaults and for his remuneration.

11.3         Powers

The Receiver shall have all the powers conferred from time to time on receivers by statute, in the case of the powers conferred by the Conveyancing and Law of Property Act 1909 without the restrictions contained in section 22 of that Act, and in addition power on behalf and at the cost of the Company (notwithstanding liquidation of the Company) to do or omit to do anything which the Company could do or omit to do in relation to all or any part of the Charged Assets, but in any case only to the extent permitted under the Credit Agreement. In particular (but without limitation) the Receiver may, to the extent Agent is permitted to exercise remedies under the Credit Agreement:

11.3.1       take possession of collect and get in all or any of the Charged Assets, exercise in respect of the Securities all voting or other powers or rights available to a registered holder of the Securities as he may think fit, and bring defend or discontinue any proceedings or submit to arbitration in the name of the Company or otherwise as may seem expedient to him;

11.3.2       carry on, manage, develop, reconstruct, amalgamate or diversify all or any part of the business of the Company or concur in so doing, lease or otherwise acquire and develop or improve properties or other assets without being responsible for loss or damage, and raise or borrow any money (including money for the completion with or without modification of any building in the course of construction and any development or project in which the Company was engaged) from or incur any other liability to the Agent or others on such terms with or without security as he may think fit, so that any such security may be or include a charge on the whole or any part of the Charged Assets ranking in priority to this security or otherwise;

11.3.3       (without the restrictions imposed by the Conveyancing and Law of Property Act 1909 section 22 or the need to observe any of the provisions of section 20 of that Act) sell by public auction or private contract, let, surrender or accept surrenders, grant licences or otherwise dispose of or deal with all or any of the Charged Assets, or concur in so doing, in any manner, for any consideration and generally on any terms and conditions he thinks fit, with full power to convey, let, surrender, accept surrenders or otherwise transfer or deal with the Charged Assets in the name, and on behalf, of the Company or otherwise, and so that covenants and contractual obligations may be granted and assumed in the name of and so as to bind the Company (or other the estate owner) if he considers it necessary or expedient so to do;

11.3.4       promote the formation of a subsidiary company of the Company with a view to the subsidiary purchasing, leasing, licensing or otherwise acquiring interests in all or any of the Charged Assets, and arrange for the subsidiary to trade or cease to trade on such terms and conditions as he may think fit;

11.3.5       make any arrangement or compromise or enter into or cancel any contracts that Agent thinks expedient;

11.3.6       make and effect any repairs, renewals and improvements to all or any part of the Charged Assets as he thinks fit and maintain, renew take out or increase insurances;

11.3.7       appoint managers, agents, officers and employees for any of the above purposes or to guard or protect the Charged Assets at such salaries and commissions and for such periods and on such terms as he may determine, with power to dismiss them;

11.3.8       make calls conditionally or unconditionally on the members of the Company in respect of uncalled capital;

11.3.9       without any further consent by or notice to the Company, exercise on behalf of the Company all the powers and provisions conferred on a landlord or a tenant in respect of any part of the property charged by this Debenture, but without any obligation to exercise any of these powers and without any liability in respect of powers so exercised or omitted to be exercised; and

11.3.10     sign any document, execute any deed and do all other acts and things that may be considered by him to be incidental or conducive to any of the matters or powers referred to in this clause 11 or to the realisation of the Agent’s security, and use the name of the Company for all the purposes referred to in this clause 11.

11.4         Application of money

All money received by the Agent or by the Receiver shall be applied, after the discharge of the remuneration and expenses of the Receiver and all liabilities having priority to such costs, in or towards satisfaction of such of the money, obligations and liabilities secured by this Debenture in accordance with the terms of the Credit Agreement (save that the Agent may credit the money to a suspense account for so long and in such manner as it may from time to time determine and the Receiver may retain the money for such period as he and the Agent consider expedient).

11.5         Protection of third parties

No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Agent or any receiver appointed by it to exercise any of the powers conferred by this Debenture has arisen or not, or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers or to see to the application of any money paid to the Agent or any receiver.

11.6         Costs

The Company covenants with the Agent to pay on demand all costs, charges and expenses properly incurred by the Agent or by any receiver in or about the enforcement, preservation or attempted preservation of this security or of all or any of the Charged Assets in accordance with the Credit Agreement. Any receiver shall be entitled to remuneration appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by the receiver in accordance with the current practice of him or his firm.

11.7         Liability to account

Neither the Agent nor any receiver shall be liable to account as mortgagee in possession in respect of all or any of the Charged Assets, or be liable for any loss upon realisation of, or for any neglect or default of any nature in connection with, the Charged Assets for which a mortgagee in possession may be liable as such, or for anything except actual receipts.

11.8         [Intentionally deleted]

12.          Power of attorney

The Company, by way of security, irrevocably appoints the Agent and the persons deriving title under it and separately any receiver, jointly and severally, to be, after and during the continuation of an Event of Default, its attorney, in its name, on its behalf and as its act and deed or otherwise, to execute and complete in favour of the Agent or its nominees or of any purchaser any documents which the Agent may require for perfecting its title to or for vesting the Charged Assets both present and future in the Agent or its nominees or in any purchaser, and to do all such acts and things as may be required for the full exercise of all or any of the powers conferred by this Debenture or which may be deemed expedient by the receiver on or in connection with any sale, lease, disposition, realisation or getting in by the Agent or any receiver of all or any part of the Charged Assets, or in connection with any other exercise of any power under this Debenture and this appointment shall operate as a general power of attorney.  The Company covenants with the Agent and separately with any receiver that on request it will ratify and confirm all security agreements, documents, acts and things and all transactions entered into by the Agent or receiver, or by the Company at the instance of the Agent or receiver in the exercise or purported exercise of its or his powers, and the Company irrevocably acknowledges and agrees that this power of attorney is inter alia given to secure the performance of the obligations owed by the Company to the Agent and any receiver.

13.          Continuing security

13.1         This security shall be a continuing security notwithstanding any settlement of account or other matter and is in addition to and shall not merge with or otherwise prejudice or affect any contractual or other right or remedy or any guarantee, lien, pledge, bill, note, mortgage or other security (whether created by the deposit of documents or otherwise) now or after the date of this Debenture held by or available to the Agent. This security shall not be in any way prejudiced or affected by (or by the invalidity of) any other right or remedy or any guarantee, lien, pledge, bill, note, mortgage or other security, or the Agent now or in future dealing with, exchanging, releasing, varying or abstaining from perfecting or enforcing any other right or remedy or any guarantee, lien, pledge, bill, note, mortgage or other security or any rights which it may now or after the date of this Debenture have, or giving time for payment or indulgence or compounding with any other person liable.

13.2         The Agent may on receiving actual notice that the Company has encumbered the Charged Assets close any account with the Company and open a new account and, without prejudice to any right of the Agent to combine accounts, no money paid in or carried to the Company’s credit in any such new account shall be appropriated towards or have the effect of discharging any part of the amount due to the Agent on any such closed account.

13.3         If the Agent does not open a new account or accounts immediately on receipt of such notice it shall nevertheless be treated as if it had done so at the time when it received such notice and as from that time all payments made by the Company shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount due from the Company to the Agent at the time when it received such notice.

14.          Money/currency

14.1         All money received or held by the Agent or a receiver under this Debenture may from time to time, after demand has been made, be converted into such other currency as the Agent considers necessary or desirable to cover the obligations and liabilities of the Company in that currency at the then prevailing rate of exchange of a Bank designated by the Agent (as conclusively determined by the Agent) for purchasing the currency to be acquired.

14.2         If, and to the extent that, the Company fails to pay the amount due on demand, the Agent may in its absolute discretion without notice to the Company purchase at any time after that time so much of a currency as the Agent considers necessary or desirable to cover the obligations and liabilities of the Company in that currency secured by this Debenture at the then prevailing rate of exchange of a Bank designated by the Agent (as conclusively but reasonably determined by the Agent) for purchasing that currency, and the Company agrees to indemnify the Agent against any costs and expenses and loss occasioned by the Agent.

14.3         No payment to the Agent (whether under any judgement or court order or otherwise) shall discharge the obligation or liability of the Company in respect of which it was made unless and until the Agent has received payment in full in the currency in which the obligation or liability was incurred. To the extent the amount of any payment, on actual conversion into that currency falls short of the obligation or liability expressed in that currency, the Agent shall have a further separate cause of action against the Company and shall be entitled to enforce the charges created by this Debenture to recover the amount of the shortfall; provided, however, if such actual conversion results in an overpayment of all monies due to Agent in the currency in which the obligation or liability was incurred, the amount of any such excess payment shall be returned to the Company.

15.          Discharge

If the Company shall pay to the Agent all the money and liabilities representing the Obligations (as defined in the Credit Agreement) hereby secured the Agent at any time thereafter at the request and cost of the Company will reconvey or reassign the Charged Property to the Company or as the Company shall direct and otherwise discharge this security.

16.          Indulgence

The Agent may at any time or times, without discharging or in any way prejudicing this security or any remedy of the Agent under this Debenture, grant to the Company or to any other person time or indulgence or further credit, loans or advances, enter into any arrangement or variation of rights or abstain from perfecting or enforcing any remedies, securities, guarantees or rights it may now or subsequently have from or against the Company or any other person.

17.          Miscellaneous

17.1         Failure or delay by the Agent in exercising any right or remedy shall not operate as a waiver, and single or partial exercise or waiver of any right or remedy shall not preclude its further exercise or the exercise of any other right or remedy.

17.2         Each of the provisions of this Debenture is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions of this Debenture shall not in any way be affected or impaired.

17.3         The Company certifies that neither the execution of this Debenture nor the creation of the charges contained in this Debenture contravenes any of the provisions of the memorandum and articles of association of the Company, or other documents comprising the constitution or incorporation of the Company, or the Companies Act 1992 sections 30, 31 and 156.

17.4         Any notice or demand for payment by the Agent under this Debenture shall (without prejudice to any other effective mode of making such notice or demand) be deemed to have been properly served on the Company if served on any one of the directors or on the secretary of the Company or if delivered or sent by letter post, fax or e-mail to the Company at its registered office or at any of its principal places of business. Any such notice or demand sent by post shall be deemed to have been served on the addressee on the fifth succeeding business day following the day of posting notwithstanding that it be undelivered or returned undelivered, and in proving such service it shall be sufficient to prove that the notice or demand was properly addressed and posted. Any notice or demand sent by fax or e-mail on a business day shall be deemed to have been served at the time of dispatch. Any such notice or demand or any certificate as to the amount at any time secured by this Debenture shall be conclusive and binding upon the Company if signed by an officer or manager of the Agent.

17.5         The Company represents and warrants to the Agent that the Company is not aware of any Incumbrance affecting the Charged Property which may not be otherwise disclosed or permitted in the Credit Agreement or revealed by an examination of the title documents to the same and the execution of this charge and the observance and performance of the Company’s obligations under this Debenture does not contravene any charge, mortgage, lease, loan facility or other agreement.

17.6         Each and every right, power and remedy hereby granted to the Agent shall be cumulative and not exclusive, and each and every right, power and remedy, whether specifically hereby granted or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by the Agent and the exercise of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.  No delay or omission by the Agent in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.  Any and all covenants of the Company in this Debenture may from time to time, by instrument in writing signed by the Agent, be waived to such extent and in such manner as Agent may desire, but no such waiver will ever affect or impair the rights of the Agent hereunder, except to the extent specifically stated in such written instrument.  All changes to and modifications of this Debenture must be in writing and signed by the Company and the Agent.

17.7         Without regard to principles of conflicts of law, this Debenture shall be construed under and governed by the laws of the

Commonwealth of The Bahamas applicable to contracts made and to be performed entirely within such country.

17.8         Notwithstanding anything to the contrary provided herein, to the extent any of the terms or provisions of this Debenture are inconsistent with the terms and provisions of the Credit Agreement, the terms and provisions of the Credit Agreement shall control.

FIRST SCHEDULE

All Those Islands or Cays known as Royal Island, Chicken Cay and Rat Cay together comprising Four Hundred and Thirty-one and Thirty-one hundredths (431.31) acres which said Islands and Cays are situate between Spanish Wells and Egg Island and within the Eleuthera chain of islands, one of the islands of The Commonwealth of The Bahamas and which said Islands and Cays have such positions, shapes, boundaries, marks and dimensions as are shown onn the diagram or plan attached to an Indenture of Conveyance dated the 21st day of February, A.D., 2006 made between Evelyn S. Guyton of the one part and Royal Island Bahamas Limited of the other part and now of record in the Registry of Record in The Commonwealth of The Bahamas in Volume 9568 at pages 530 to 541.

SECOND SCHEDULE

A.            All That certain lot piece or parcel of land containing by admeasurement seven Thousand Two Hundred and Fifteen (7,215) Square Feet situated immediately South of The Government Dock in the settlement of The Bluff on the Island of Eleuthera in the Commonwealth of The Bahamas, ABUTTING AND BOUNDING towards the North by the Public Dock, towards the East partly by the main Government Road and partly by land now or formerly the school lot, towards the South by sea towards the West by sea or however else the same may abut and about which said lot piece or parcel of land has such position, shape, boundaries, marks and dimensions as is shown on the diagram or plan attached to Deed of Lease dated the      day of         ,A.D., 200 made between The Minister with Responsibility for Lands   of the one part and Royal Island Bahamas Limited of the other part and recorded in the Registry of Record in The Commonwealth of The Bahamas in Volume      at pages     to

B.            All That certain lot piece or parcel of land containing by admeasurement Thirty Nine and Fifty Nine Hundredths (39.59) acres situated within Royal Island Harbour at Royal Island in the Commonwealth of The Bahamas ABUTTING AND BOUNDING towards the North by property of Royal Island Bahamas Limited towards the East by the sea (Royal Island Harbour) towards the South by the sea (Royal Island Harbour) torwards the West by the sea (Royal Island Harbour) or however else the same may abut and abound which said lot piece or parcel of land has such position, shape, boundaries, marks and dimensions as is shown on the diagram or plan attached to Deed of Lease date the      day of    , A.D., 200    made between The Minister with Responsibility for Lands of the one part and Royal Island Bahamas Limited of the other part and recorded in the Registry of Record in The Commonwealth of The Bahamas in Volume    at pages     to

IN WITNESS WHEREOF
the Company has caused its
Common Seal to be hereunto
affixed the day and year first
hereinbefore written

The Common Seal of the Company )
was affixed hereto by Brian Parro )
the Vice-President of the Company )
and the said Brian Parro affixed his )
signature hereto in the presence of: )	/s/ Brian Parros

/s/ Russell B. Shelton

COMMONWEALTH OF THE BAHAMAS

Grand Bahama

I, Russell Shelton of Dallas, Texas, United States of America, Secretary of Royal Island Bahamas Limited (hereinafter called “the Company”) make oath and say that I was present and saw the Common Seal of the Company affixed to the annexed Supplemental Debenture dated the day of           A.D., 2007 by Brian Parro the Vice-President of the Company and that I saw the said Brian Parro sign, execute and deliver the said Supplemental Debenture as and for the Act and Deed of the Company and for the purposes therein mentioned; and that I subscribed my name as the Witness to the due execution thereof.  And Further that the Seal affixed and impressed at the foot or end of the said Supplemental Debenture is the Common Seal of the Company and was affixed and impressed thereto by the said           by order and with the authority of the Board of Directors of the Company and in conformity with the Articles of Association of the Company.

SWORN at Nassau, Bahamas	)

this day	)

of A.D. 2007)		/s/ Russell B. Shelton

Before me,

NOTARY PUBLIC